Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of Asta Funding, Inc. on Form S-8 (Nos. 333-185175, 333-142201, 333-99911, and 333-38836) of our report dated December 20, 2019, on our audits of the consolidated financial statements as of September 30, 2019 and 2018 and for each of the years then ended, which report is included in this Annual Report on Form 10-K to be filed on or about December 20, 2019.

/s/ EisnerAmper LLP

EISNERAMPER LLP

Iselin, New Jersey

December 20, 2019